Exhibit 23(e)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108156, 333-152895 (as amended), and 333-161168 (as amended) on Form S-3 of our reports dated February 25, 2010, relating to the financial statements and financial statement schedule of Mississippi Power Company, appearing in this Annual Report on Form 10-K of Mississippi Power Company for the year ended December 31, 2009.

/s/Deloitte & Touche LLP

Atlanta, Georgia
February 25, 2010